                      AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), effective as of April 17, 1997, by and among SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation (the "Purchaser"), INDEPENDENT CHILD STUDY TEAMS, INC., a New Jersey corporation ("Child Study") and I-R, INC., a New Jersey corporation ("I-R" and, together with Child Study, the "Companies"), each of which Companies has elected to be treated as an S Corporation pursuant to Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code") and ANTHONY O'DONNELL and HAROLD SCHOLL, the sole stockholders of each of the Companies (the "Stockholders").

                              W I T N E S S E T H:
                              - - - - - - - - - -

The Stockholders own all the issued and outstanding capital stock of each of the Companies. The Purchaser and the Stockholders wish to enter into an agreement for the acquisition of the Companies by the Purchaser through mergers (the "Mergers") of the Companies into the Purchaser in transactions intending to qualify as poolings of interests under applicable accounting rules and tax-free reorganizations under the Code. The Purchaser, the Companies and the Stockholders wish to enter into a definitive agreement setting forth the terms and conditions of the Mergers.

Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, the Purchaser, the Companies and the Stockholders hereby agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Companies and the Stockholders that the statements contained in this Section 1 are true and correct, except as set forth in the disclosure schedule delivered by the Purchaser to the Companies on or before the date of this Agreement (the "Purchaser Disclosure Schedule"). The Purchaser Disclosure Schedule shall be arranged in sections corresponding to the number and lettered sections contained in this Section 1. The disclosure in any section, however, shall be deemed to constitute disclosure for all sections in this Article 1.

               1.1   Organization and Standing; Subsidiaries.
                     ---------------------------------------

                     (a) Each of the Purchaser and its subsidiaries whose business or assets are material to Purchaser, either individually or on a consolidated basis (collectively, the "Purchaser Subsidiaries," and, together with the Purchaser, collectively "Sylvan") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, and reasonably could not be expected to, individually or in the aggregate, have a material adverse effect on the business, assets (whether tangible or intangible), financial

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condition, results of operations or business prospects ("Material Adverse
Effect") of Sylvan. The Purchaser Disclosure Schedule includes a list of each of the Purchaser Subsidiaries.

                     (b) Each of the Purchasers and the Purchaser Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Sylvan.

                     (c) All issued and outstanding shares of capital stock of the Sylvan Securities and of the Purchaser Subsidiaries have been duly and validly issued and are fully paid and non-assessable, free of any preemptive rights.

               1.2   Financial Statements; Exchange Act Filings.
                     ------------------------------------------

                     (a) The Purchaser as heretofore delivered to the Company copies of the Purchaser's consolidated financial statements as of and for the years ended December 31, 1994, 1995 and 1996, which have been audited by Ernst & Young LLP, independent auditors (the "Purchaser Financial Statements"). The Purchaser Financial Statements fairly present, in conformity with generally accepted accounting principles applied on a consistent basis by the Purchaser (except as may be indicated in the notes thereto) and in conformity with the Commission's Regulation S-X, the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and their consolidated result of operations and cash flows for the periods then ended (subject in the case of any unaudited financial statements to normal recurring year-end audit adjustments, which are not expected to be material in amount). Since January 1, 1996, the Purchaser has not made any material changes in the accounting policies applied to the Purchaser Financial Statements, and no such changes are contemplated nor, to the best of the Purchaser's knowledge, required under generally accepted accounting principles or the Commission's Regulation S-X.

                     (b) All periodic reports, statements and other documents including, without limitation, all exhibits thereto (collectively the "Purchaser SEC Reports"), required to be filed by the Purchaser with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the twenty-four (24) months preceding the date of this Agreement were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. At the time filed with the SEC by the Purchaser, no Purchaser SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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               1.3   No Undisclosed Liabilities. Except as and to the extent
                     --------------------------
reflected or reserved against in the consolidated balance sheets included within the Purchaser Financial Statements, at the date of such statements, Sylvan had no material liabilities or obligations (whether accrued, absolute or contingent), of the character which, under generally accepted accounting principles, should be accrued, shown, disclosed or indicated in a consolidated balance sheet of the Purchaser or explanatory notes or information supplementary thereto.

               1.4   Absence of Certain Changes, Events or Conditions. Since
                     ------------------------------------------------
December 31, 1996, (i) Sylvan has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which would have a Material Adverse Effect on the Purchaser, and (ii) there have been no events, changes or effects with respect to the Purchaser and the Purchaser Subsidiaries having or which could have, individually or in the aggregate, a Material Adverse Effect on the Purchaser, and (iii) the Purchaser and the Purchaser Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with prior practice.

               1.5   No Default. Neither the Purchaser nor any of the Purchaser
                     ----------
Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Charter or By-Laws (or similar governing documents) (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Purchaser or any of the Purchaser Subsidiaries is now a party or by which any of them or any of the respective properties or assets may be bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Purchaser, any of the Purchaser Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Sylvan.

               1.6   Litigation, Etc. (i) There is no suit, claim, action,
                     ---------------
proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of the Purchaser Subsidiaries or any of their respective properties or assets before any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") which, individually or in the aggregate, could have a Material Adverse Effect on Sylvan if decided adversely to Sylvan or could prevent or delay the consummation of the transactions contemplated by this Agreement, and (ii) neither the Purchaser nor any of the Purchaser Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future could have a Material Adverse Effect on Sylvan or could prevent or delay the consummation of the transactions contemplated hereby. Except as noted on the Purchaser Disclosure Schedule, all claims listed thereon are covered by the Purchaser's liability insurance (subject to applicable deductibles not in excess of $500,000) and are being defended by and at the cost of the Purchaser's liability insurance carrier.

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               1.7   Intellectual Property.
                     ---------------------

                     (a) The Purchaser or one of the Purchaser Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Sylvan as currently conducted, or proposed to be conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on Sylvan (the "Purchaser Intellectual Property Rights"). (b) Neither the Purchaser nor any of the Purchaser Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Purchaser Intellectual Property Rights, the breach of which could have a Material Adverse Effect on Sylvan.

                     (c) To the Purchaser's knowledge, all patents, registered trademarks, service marks and copyrights held by the Purchaser or any of the Purchaser Subsidiaries are valid and subsisting. Nether the Purchaser nor any of the Purchaser Subsidiaries (i) has been sued (or threatened with suit) in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other propriety right of any third party; and (ii) has any knowledge that the manufacturing, marketing, licensing or sale of its products or services infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which such infringement could have a Material Adverse Effect on Sylvan.

               1.8   Environmental Laws and Regulations. (i) The Purchaser and
                     ----------------------------------
each of the Purchaser Subsidiaries is in material compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that individually or in the aggregate would not have a Material Adverse Effect on Sylvan, which compliance includes, but is not limited to the possession by the Purchaser and the Purchaser Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Purchaser nor any of the Purchaser Subsidiaries has received written notice of, or is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that individually or in the aggregate could have a Material Adverse Effect on Sylvan; and (iii) there are no

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circumstances that are reasonably likely to prevent or interfere with such compliance in the future or give rise to an Environmental Claim in the future.

               1.9   Compliance. (i) The Purchaser and each of the Purchaser
                     ----------
Subsidiaries hold all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Purchaser Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, approvals and other authorizations which would not, individually or in the aggregate, have a Material Adverse Effect on Sylvan; (ii) the Purchaser and the Purchaser Subsidiaries are in compliance with the terms of each of the Purchaser Permits, except where the failure so to comply would not have a Material Adverse Effect on Sylvan; (iii) the businesses of the Purchaser and the Purchaser Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Sylvan; and (iv) no investigation or review by any Governmental Entity with respect to the Purchaser or any of the Purchaser Subsidiaries is pending or, to the best knowledge of the Purchaser, threatened, nor, to the best knowledge of the Purchaser, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which the Purchaser reasonably believes will not have a Material Adverse Effect on Sylvan.

               1.10  Labor Matters. Neither the Purchaser nor any of the
                     -------------
Purchaser Subsidiaries is a party to any collective bargaining agreement relating to its employees. No labor dispute, strike, work stoppage, employee action or labor relations problem of any kind which has affected or may affect the Purchaser, any of the Purchaser Subsidiaries or any of their respective businesses or operations has occurred during the past five years or currently is pending or, to the knowledge of the Purchaser, threatened.

               1.11  No Conflict With Other Documents. Neither the execution,
                     --------------------------------
delivery and performance of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Charter or By-Laws (or similar governing documents) of the Purchaser or any of the Purchaser Subsidiaries; (ii) trigger the rights of the Purchaser or any Purchaser Subsidiary or any holder of the Sylvan Securities under any shareholder rights plan or similar arrangement; (iii) restrict any business combination between the Company and the Purchaser or any of its subsidiaries; (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the material modification of, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Purchaser or any of the Purchaser Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (v) violate

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any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Purchaser or any of the Purchaser Subsidiaries or any of their respective properties or assets, except in the case of (iv) or (v) for violations, breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect on Sylvan.


               1.12  Authority; Validity of Stock; Consents.
                     --------------------------------------

                     (a) The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Purchaser's Board of Directors and no other corporate proceedings on the part of the Purchaser or any of the Purchaser Subsidiaries are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms. Upon the filing of the Articles of Merger and Certificates of Mergers with the Maryland State Department of Assessments and Taxation and the Secretary of the State of the State of New Jersey, respectively, this Agreement will result in the valid, legally binding and enforceable statutory mergers of each of the Companies with and into Purchaser.

                     (c) The shares of Common Stock, $.01 par value per share, of the Purchaser ("Purchaser Common Stock") to be issued or delivered by the Purchaser in connection with the Child Study Merger and the I-R Merger have been duly authorized for issuance and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable. The offer and sale of the Purchaser Common Stock in connection with the Child Study Merger and the I-R Merger is exempt from registration under the Securities Act of 1933, as amended.

                     (d) No consent, approval, order or authorization of, or registration, declaration or filing with (i) any Governmental Entity or (ii) any individual, corporation or other entity (including, without limitation, any holder of any securities issued by Sylvan) is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) the filing of the Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland and the Certificate of Merger with the New Jersey Secretary of State for each of the Child Study Merger and the I-R Merger, (B) satisfaction of all information and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the HSR Act") and any regulations promulgated thereunder, (C) such consents, approvals, orders, authorizations, registrations, declaration and filings as may be required under applicable state "blue sky" or securities laws and the securities laws of any foreign country, (D) those set forth in the Purchaser

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Disclosure Schedule, and (E) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would (1) not be reasonably likely to have a Material Adverse Effect on Sylvan, and (2) not adversely effect the consummation of the transactions contemplated hereby in accordance with the terms hereof.

                     (e) The Purchaser has not received from the Department of Justice or the Federal Trade Commission any request for additional information or documentary material (a "Second Request") in connection with any filing made under the HSR Act relevant to the transactions contemplated hereunder or relevant to Purchaser's Acquisition Transaction with National Education Corporation (the "NEC Transaction"). To the best knowledge of Purchaser, NEC has not received any Second Request in connection with any filing made under the HSR Act relevant to the NEC Transaction.

               1.13  Contracts.
                     ---------

                     (a) Neither the Purchaser nor any of the Purchaser Subsidiaries is a party to or subject to: (i) any employment contract with any officer, consultant, director or employee; (ii) any plan or contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or the like; (iii) any contract or agreement with any labor union; (iv) any contract, agreement, instrument or other document that would be required to be filed as an exhibit to a Registration Statement on Form S-1 were the Purchaser or any of the Purchaser Subsidiaries to file such a Registration Statement on the date of this Agreement; (v) any contract, agreement, instrument or other document not entered into by the Purchaser or any of the Purchaser Subsidiaries in the ordinary course of business, under which the Purchaser or any of the Purchaser Subsidiaries is required to make annual payments to any third party in excess of $500,000 or (vi) any agreement, voting trust, understanding or arrangement, written or oral, concerning the election of directors. Neither the Purchaser nor any of the Purchaser Subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment referred to in the prior sentence ("Purchaser Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from the Purchaser or any of the Purchaser Subsidiaries under any Purchaser Material Contract. Each Purchaser Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which the Purchaser is aware by any party obligated to the Purchaser or any of the Purchaser Subsidiaries pursuant to the Purchaser Material Contract.

                     (b) The consummation of the Merger and the transactions contemplated by this Agreement will not cause a default under, or provide any right of termination or modification with respect to, any Purchaser Material Contract which default, termination or modification would have a Material Adverse Effect on Sylvan.

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               1.14 Customers and Suppliers.  Neither the Purchaser nor any of
                    -----------------------
the Purchaser Subsidiaries has received notice that, nor do any of them have knowledge or any reason to believe that, any customer that represented 5% or more of Purchaser's consolidated revenues in any of the past three years will not continue to do business with the Purchaser or the Purchaser Subsidiaries at volumes consistent with past practices subsequent to the Merger. Neither the Purchaser nor any of the Purchaser Subsidiaries has any outstanding purchase contracts or commitments or unaccepted purchase orders which are in excess of the normal, ordinary and usual requirements of its business. No entity which is now supplying, or during 1996 supplied, to the Purchaser or the Purchaser Subsidiaries products and services has reduced or otherwise discontinued, or threatened to reduce or discontinue, supplying such items to the Purchaser or the Purchaser Subsidiaries on reasonable terms, except for such reductions or discontinuations which would not have a Material Adverse Effect on Sylvan.

               1.15 Tax Matters.
                    -----------

                    (a) For the purposes of this Section, a "Tax" or, collectively, "Taxes," means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligation under any agreements or arrangements with any other person or entity with respect to such amounts and including any liability for taxes of a predecessor entity.

                    (b) The Purchaser and the Purchaser Subsidiaries have accurately prepared and timely filed all material federal, state, local and foreign returns, estimates, information statement and reports required to be filed at or before the Effective Time ("Returns") relating to any and all Taxes concerning or attributable to the Purchaser, any of the Purchaser Subsidiaries or any of their operations or assets, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law; and copies of all Returns of the Purchaser and the Purchaser Subsidiaries for the past three years have been or will be provided by the Purchaser to the Company.

                    (c) The Purchaser and each of the Purchaser Subsidiaries as of the Effective Time: (i) will have paid all Taxes any of them is required to pay prior to the Effective Time, (ii) will have withheld with respect to their employees all federal and stated income taxes, FICA, FUTA and other Taxes required to be withheld, and (iii) will have collected all sales and use taxes on account of sales by the Purchaser or any Purchaser Subsidiary or the use of any of their products, except in each instance where any failure to make such payment or withholding would not be reasonably likely to have a Material Adverse Effect on Sylvan.

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                    (d)  There is no Tax deficiency outstanding, proposed or
assessed against the Purchaser or any of the Purchaser Subsidiaries that is not reflected as a liability on the Purchaser Financial Statements nor has the Purchaser or any of the Purchaser Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               1.16 Title to Properties; Absence of Liens and Encumbrances,
                    ------------------------------------------------------
Etc.  The Purchaser Disclosure Schedule includes a true and complete list of
---
all real property owned by the Purchaser or the Purchaser Subsidiaries and real property leased by the Purchaser or the Purchaser Subsidiaries pursuant to leases providing for the occupancy, in each case, of not less than 20,000 square feet ("Material Leases") and the name of the lessor, the date of the Material Lease and each amendment to the Material Lease and the aggregate annual rental or other fee payable under any such Material Lease. The Purchaser and the Purchaser Subsidiaries have good and marketable title to all their owned properties and assets, real and personal, in each case free and clear of all liens, encumbrances and imperfections of title, except those liens, encumbrances or imperfections of title which individually or in the aggregate would not have a Material Adverse Effect on Sylvan. Neither the Purchaser nor any of the Purchaser Subsidiaries has received any notice of violation of any applicable zoning laws, orders, regulations, or requirements relating to its operations or properties it owns or leases which has not been complied with, nor any proposed changes in any such laws, orders or regulations which might have a Material Adverse Effect on Sylvan. The Purchaser has not knowledge of any threatened or impending condemnation by any Governmental Entity of any properties owned or leased by the Purchaser or the Purchaser Subsidiaries. All Material Leases are in good standing, valid and effective in accordance with their respective terms, and neither the Purchaser nor any Purchaser Subsidiary is in default under any of such leases, except where the lack of such good standing, validity and effectiveness or the existence of such default would not have a Material Adverse Effect on Sylvan.

               1.17 Pension and Employee Benefit Plans.
                    ----------------------------------

                    (a) The Purchaser has set forth on the Purchaser Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Purchaser or any of the Purchaser Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with the Purchaser within the meaning of Section 414 of the Code (an "ERISA Affiliate") (together, the "Purchaser Employee Plans").

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                    (b)  With respect to each Purchaser Employee Plan, the
Purchaser has made or will make available to the Company and the Stockholders, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such Purchaser Employee Plan,
(iii) each trust agreement and group annuity contract, if any, relating to such Purchaser Employee Plan and (iv) the most recent actuarial report or valuation relating to a Purchaser Employee Plan subject to Title IV of ERISA.

                    (c) With respect to the Purchaser Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Purchaser there exists no condition or set of circumstances, in connection with which the Purchaser could be subject to any liability under ERISA, the Code or any other applicable law that is reasonably likely to have a Material Adverse Effect on Sylvan.

                    (d) With respect to the Purchaser Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Purchaser Financial Statements, which obligations are reasonably expected to have a Material Adverse Effect on Sylvan.

                    (e) Except as provided for in this Agreement, neither the Purchaser nor any of the Purchaser Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of the Purchaser or any of the Purchaser Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Purchaser of the nature contemplated by this Agreement, (iii) agreement with any officer provided any term of employment or compensation guarantee extending for a period longer than one year from the date hereof, providing for the payment of compensation in excess of $100,000 per annum or providing for severance benefits or other benefits upon or following termination of employment, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                    (f) Each of the Purchaser Employee Plans which is intended to qualify under Section 401 of the Code is designated on the Purchaser Disclosure Schedule as being a qualified plan (the Plans so designated being hereinafter referred to as the "Purchaser Qualified Plans"). Each Purchaser Qualified Plan is qualified under Section 401(a) of the Code and is the subject of a currently effective determination letter from the Internal Revenue Service confirming such qualification. True and correct copies of all determination letters from the Internal Revenue

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Service with respect to the Purchaser Qualified Plans which were issued after the effective date of ERISA have been or will be made available to the Company and the Stockholders. With respect to each Purchaser Qualified Plan, the Purchaser has not obtained a waiver of any minimum funding requirements imposed by ERISA or the Code in respect of such Purchaser Qualified Plan, and has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with any such Purchaser Qualified Plan. As of the date hereof, the value of the assets in each of the Purchaser Qualified Plans which is a defined benefit plan exceeds the present value of accrued benefits of all participants in such Plan when such benefits are valued on a termination basis using Pension Benefit Guaranty Corporation interest and other assumptions. No "reportable event," as such term is defined in ERISA and in regulations issued thereunder, has occurred with respect to any of the Purchaser Qualified Plans since the effective date of ERISA.

                    (g) The Purchaser has identified to the Company and the Stockholders which, if any, of the Purchaser Employee Plans are multi-employer pension plans (as defined by ERISA) and the number of employee of Sylvan who participated in multi-employer plans during the year ended December 31, 1996. Since April 29, 1980, neither the Purchaser nor any of the Purchaser Subsidiaries has, with respect to any multi-employer plan, suffered or otherwise caused a "complete withdrawal" or "partial withdrawal" (as such terms are defined by ERISA).

               1.18 Foreign Corrupt Practices Act.  Neither the Purchaser nor
                    -----------------------------
any of the Purchaser Subsidiaries, nor any director, officer, agent, employee, consultant, or any other person associated with or acting on behalf of any of them, has engaged or is engaged in any course of conduct, or is a party to any agreement or involved in any transaction, which has or would give rise to a violation of the Foreign Corrupt Practices Act of 1977 or any other United States statute or regulation governing the conduct of business abroad by United States corporations and their subsidiaries.

               1.19 Insurance.  The Purchaser Disclosure Schedule lists the
                    ---------
insurance currently carried by the Purchaser and the Purchaser Subsidiaries in respect of their respective properties and operations, including, without limitation, information as to limits of coverage, deductibles, annual premium requirements and expiration dates with respect to product liability, general liability, umbrella liability, contractual liability, employers' liability, automobile liability, workers' compensation, property and casualty, business interruption and other insurance carried by the Purchaser and the Purchaser Subsidiaries (collectively, the "Purchaser Insurance"). All Purchaser Insurance continues to be in full force and effect, and the Purchaser and the Purchaser Subsidiaries are in compliance with all requirements and provisions thereof. None of the Purchaser Insurance is subject to any retroactive rate or audit adjustments or co-insurance arrangements. The Purchaser has no reason to believe that any such Purchaser Insurance will not be renewed upon the expiration thereof at premiums substantially equivalent to those currently being paid by the Purchaser and the Purchaser Subsidiaries. The Purchaser Insurance heretofore and currently carried by the Purchaser and the Purchaser Subsidiaries were and are consistent with types and amounts of coverages customarily carried by similarly situated companies.

               1.20 No Pending Transactions.  Except for the transactions
                    -----------------------
contemplated by this Agreement or as otherwise disclosed in the Purchaser SEC Reports filed as of the date of Closing, neither the Purchaser nor any of the Purchaser Subsidiaries is a party to or bound by or the subject of any agreement, undertaking, commitment, negotiation or discussion with another party with respect to any Acquisition Transaction (as defined below). For purposes of this Section, the term "Acquisition Transaction" means any (i) acquisition of all or any material portion of the assets of, or any equity interest in, any corporation, partnership, joint venture, company, organization or other entity,
(ii) sale of all or any material portion of the assets of, or equity interest in, the Purchaser of and of the Purchaser Subsidiaries or (iii) any merger, consolidation, business combination (or other similar transaction) involving the Purchaser or any of the Purchaser Subsidiaries.

               1.21 Disclosure.  No representation or warranty made by the
                    ----------
Purchaser in this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to the Purchaser or hereafter required to be furnished to the Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

               1.22 Transactions with Affiliates.  Neither the Purchaser nor
                    ----------------------------
any of the Purchaser Subsidiaries is a party to any transaction with any (i) current or former officer or director of the Purchaser or any of the Purchaser Subsidiaries, or (ii) any parent, spouse, child, brother, sister or other family relation of any such officer or director or (iii) any corporation, partnership or other entity of which any such officer or director or any such family relation is an officer, director, partner or greater than 10% stockholder (based on percentage ownership of voting stock) or (iv) any "affiliate" or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act), including, without limitation, any transaction involving a contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE STOCKHOLDERS. Each of the Companies and each of the Stockholders, jointly and severally, hereby represent and warrant to the Purchaser that the statements contained in this
Section 2 are true and correct, except as set forth in the disclosure schedules delivered by the Companies and the Stockholders on or before the date of this Agreement (the "Companies' Disclosure Schedule). The Companies' Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2. The disclosure in any section, however, shall be deemed to constitute disclosure for all sections in this
Article 2.

               2.1  Authorized and Issued Shares.  The entire authorized
                    ----------------------------
capital stock of Child Study consists of Two Thousand Five Hundred (2,500) shares of Common Stock, without par value (the "Child Study Common Stock"), of which One Hundred (100) shares are issued and outstanding. The entire authorized capital stock of I-R consists of Two Thousand Five Hundred (2,500) shares of Common Stock, without par value (the "I-R Common Stock"), of which Three Hundred
(300) shares are issued and outstanding. No shares of Child Study Common Stock are held in Child Study's treasury and no shares are reserved for issuance. No shares of I-R Common Stock are held in I-R's treasury and no shares are reserved for issuance. The Child Study Common Stock and the I-R Common Stock are sometimes hereinafter referred to collectively as "Company Common Stock." All outstanding shares of Company Common Stock have been duly authorized and are validly issued and are fully paid and non-assessable and are owned of record and beneficially by the Stockholders, in the amounts set forth opposite their names on Section 2.1 of the disclosure schedule delivered to the Purchaser pursuant to this Agreement (the "Companies' Disclosure Schedule"). Neither of the Companies nor the Stockholders is a party to or bound by any options, calls, contracts, preemptive rights or commitments of any character relating to any issued or unissued capital stock, or any other equity security issued or to be issued by the either of the Companies.

               2.2  Organization.  Each of the Companies is a corporation duly
                    ------------
organized, validly existing and in good standing under the laws of the State of New Jersey, and has full corporate power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties or assets it now owns or holds under lease and to perform the actions contemplated hereby, except where the failure to be in good standing or to have such power and authority would not have a materially adverse effect on the Companies. Complete and accurate copies of the current Charter, By-Laws, minute books and stock transfer books of each of the Companies have been provided to the Purchaser, and such copies are complete and correct and in full force and effect. Neither of the Companies owns or has any direct or indirect interest in any other corporation, firm, partnership, joint venture enterprise or other business entity. Each of the Companies has duly and effectively elected to be treated as an S Corporation under and is presently operating in accordance with the provisions of Subchapter S of the Code, except where the failure to so operate would not have a materially adverse effect on the Companies.

               2.3  Transactions with Affiliates.  Except as set forth in
                    ----------------------------
Section 2.3 of the Companies' Disclosure Schedule or in any of the Financial Statements (as hereinafter defined), neither of the Companies is a party to any contract, agreement or other arrangement with any current or former officer, director or stockholder or any affiliate of any such persons. Except to the extent set forth in Section 2.3 of the Companies' Disclosure Schedule, each transaction required to be listed there in and as to which either the Companies or the Purchaser, as successor-in-interest thereto, have or will have after the Effective Time, any obligations, is on terms no less favorable than terms available from unrelated parties.

               2.4  Financial Statements.
                    --------------------

                    (a) The Stockholders have provided to the Purchaser financial statements (i) as of and for the year ended December 31, 1994 for each of the Companies which were audited by Canterelli and Vernoia, independent auditors, and (ii) as of and for each of the two years ended December 31, 1996 for each of the Companies, which were audited by Deloitte & Touche LLP, independent auditors (the financial statements listed in (i) and (ii) above being collectively referred to as the "Audited Financial Statements").

                    (b) The Stockholders have provided to the Purchaser unaudited financial statements as of and for the three months ended March 31, 1997 for each of the Companies (collectively, the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements").

                    (c) The Financial Statements are complete and correct in all material respects, present fairly and accurately the financial position and results of operations of each of the Companies as of and for the periods indicated and were prepared in accordance with generally accepted accounting principles ("GAAP"), except in the case of the Unaudited Financial Statement for year end audit adjustments which will not cause a material adverse change in the financial condition of the Companies for the period covered by the Unaudited Financial Statements. There are no material liabilities or obligations of either of the Companies, whether contingent or absolute, as of the dates of such statements, including liability for taxes of any type, which should have been shown or provided for in the Financial Statements and which are not so shown or provided for or shown as reserved against. Except as set forth in Section 2.4(c) of the Companies' Disclosure Schedule, since March 31, 1997, there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, financial position, business, results of operations, properties or prospects of either of the Companies. The accounts receivable shown on the Financial Statements arose, in each case, and all accounts receivable that will be outstanding as of the Closing Date relating to each of the Companies shall have arisen in each case, from bona fide
                                                           ---- ----
transactions in the ordinary course of business.

               2.5  Taxes.  Each of the Companies and the Stockholders has
                    -----
properly prepared and filed all federal, state and other tax returns required to be filed by it or him in connection with the business and operations of each of the Companies. True and complete copies of all federal and state income tax returns for each of the Companies for each of the years ended December 31, 1992 through December 31, 1996 have been delivered or will, prior to Closing, have been delivered to the Purchaser and copies of other returns will be made available upon request. Except as set forth on Section 2.5 of the Companies' Disclosure Schedule, none of the Companies or the Stockholders has any liability for any federal, state, county, local or other taxes whatsoever that arose or otherwise was incurred in connection with the business and operations either of the Companies on or before December 31, 1996 except for those liabilities which alone or in the aggregate do not have a Material Adverse Effect on the Companies. No proposed taxes, additions to tax, interest or penalties have been asserted or are pending against either of the Companies or the Stockholders in connection with the business and operations of either of the Companies with respect to periods ending on or before the Closing Date, and no such matters are under discussion with the applicable authorities. There are no agreements, waivers or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid tax against either of the Companies or the Stockholders in connection with the business and operations of either of the Companies. Each of the Companies and the Stockholders have withheld or otherwise collected all taxes or amounts they were required to withhold or collect under any applicable federal, state or local law in connection with the business and operations of either of the Companies, including, without limitation, any amounts required to be withheld or collected with respect to employee state and federal income tax withholding, social security, unemployment compensation, sales or use taxes or workmen's compensation, and all such amounts have been timely remitted to the proper authorities. I-R is currently quantifying its liability, if any, for the tax on built-in gains imposed by Section 1374 of the Internal Revenue Code of 1986 for tax years 1993, 1994 and 1996 resulting from its conversion from C-Corporation status to S-Corporation status effective January 1, 1993 together with any interest and penalties payable ("the "Gains Liability"). The payment of the Gains Liability, if any, will not have a material adverse effect on the financial condition of the Companies, taken as a whole. Prior to Closing I-R will have prepared and timely filed all required amended income tax returns and shall have paid the Gains Liability in full, if any.

               2.6  Agreements.  Section 2.6 of the Companies' Disclosure
                    ----------
identifies each of the following agreements, contracts, documents and other items (whether written or oral) as to which each of the Companies is a party or otherwise is bound (and all such contracts, or summaries thereof, have been made available to the Purchaser) as of the date of the execution of this Agreement:
(i) all contracts to provide remedial educational services to non-public schools and public schools (collectively, the "Educational Contracts"); (ii) all documents relating to indebtedness for money borrowed, including guarantees;
(iii) all agreements or plans relating to employment, compensation of or benefits for officers, employees or consultants of each of the Companies, including without limitation, any collective bargaining arrangements; (iv) all contracts for the purchase of materials, supplies, services, merchandise or equipment involving consideration of more than $50,000 or involving purchases in excess of normal operating requirements; (v) any contract, agreement, or instrument not entered into in the ordinary course of the business of each of the Companies; (vi) any contract containing material restrictions on the operations of each of the Companies or any restrictions on its ability to compete in any geographic region or in any line of business; (vii) any lease of real property and all personal property leases calling for annual lease payments in excess of $50,000; and (viii) each and every other contract which is material to the financial condition, earnings, operation or business of each of the Companies. Each of the contracts and agreements so listed, including the Educational

Contracts (collectively, the "Contracts"), is a valid and existing contract or agreement in full force and effect and there exists no material default thereunder. Except as set forth in Section 2.6 of the Companies' Disclosure Schedule, none of the Contracts will be violated or breached and no default or right of termination or modification shall arise thereunder as a result of the consummation of the transactions contemplated by this Agreement except for such violations, breaches and defaults which would not alone or in the aggregate have a Material Adverse Effect on the Companies.

               2.7  Educational Contracts.  Except as set forth in Section 2.7
                    ---------------------
of the Companies' Disclosure Schedule:

                    (a) Neither of the Companies is in breach or default under or in violation of, nor alleged to have breached, defaulted or violated any of the Educational Contracts except for such violations, breaches and defaults which would not alone or in the aggregate have a Material Adverse Effect on the Companies;

                    (b) Neither of the Companies is under any liability or obligation to refund any material amount previously paid to either of the Companies for services provided by either of the Companies under the Educational Contracts, and each of the Companies has paid or has made adequate provision to pay when due all accounts payable, payroll, payroll taxes and other amounts due on account of the Educational Contracts;

                    (c) Neither of the Companies has secured any of the Educational Contracts other than in compliance with all applicable laws, rules and regulations; and the terms of payment and/or compensation for each of the Educational Contracts complies with all applicable laws, rules and regulations relating to competitive bidding; each of the Educational Contracts not obtained through competitive bidding was secured in an arms' length transaction.

                    (d) Each of the Educational Contracts is valid and in full force and effect, and true copies thereof have been heretofore provided to Purchaser; each of the Companies has, in all material respects, performed all obligations required to be performed by it under, and is not in material default in any respect under, in material conflict in any respect with, or in material violation in any respect of, any of the Educational Contracts; and neither of the Companies has received notice of non-compliance or alleged non-compliance with any of the Educational Contracts; and, except as set forth in Section 2.7 of the Companies' Disclosure Schedule, each Educational Contract, to date, has generated an operating profit or, if not profitable, the unprofitability of which, alone or in the aggregate, would not have a Material Adverse Effect on the Companies and neither of the Companies nor the Stockholders has knowledge of any facts or circumstances which would cause the Educational Contracts to become unprofitable.

                    (e) Neither of the Companies has knowledge of any current intention on the part of any of the other parties to the Educational Contracts to cancel the same or not to renew the same with each of the Companies at the end of the current term thereof .


                    (f) Neither of the Companies has received any claim of material overpayment or alleged material overpayment by any other party to any of the Educational Contracts, and except as described in Section 2.7 of the Companies' Disclosure Schedule, there have been no audits or other reviews of the costs, billing methods or performance of each of the Companies under any of the Educational Contracts, and no such audits or other reviews are in progress or, to the knowledge of either of the Companies or the Stockholders contemplated.

                    (g) Except as set forth in Section 2.7 of the Companies' Disclosure Schedule, no consent, approval or authorization of, notice to or declaration, filing or registration with, any third party is required in connection with the Mergers or the execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated thereby.

               2.8  Property.  Section 2.8 of the Companies' Disclosure
                    --------
Schedule sets forth a schedule (the "Property Schedule") of (i) all real property owned or leased by each of the Companies (the "Real Property"), (ii) all individual items of tangible personal property and assets of material value (other than inventory) of each of the Companies; and (iii) all registered patents, trademarks, trade names, service marks, copyrights, or applications therefor of or used in connection with the business of the Companies. Except as set forth in Section 2.8 of the Companies Disclosure Schedule, each of the Companies has good and marketable title to all of such property and assets owned by it, free of any material pledge, mortgage, lien, lease, security agreement, encumbrance, charge or claim of any nature whatsoever except for liens arising in the ordinary course of the Companies' business. The machinery and equipment of each of the Companies are, in all material respects, in good operating condition and repair, ordinary wear and tear excepted. To the best knowledge of the Companies and the Stockholders, neither of the Companies is infringing on any patent, trademark, trade name, service mark, trade secret or copyright of another entity and has received no notice or claim of any such infringement.

               2.9  Legal Proceedings, Etc.  Except as set forth in Section
                    -----------------------
2.9 of the Companies' Disclosure Schedule, there are no legal, administrative, arbitration, or other proceedings or governmental investigations pending or, to the best of the Companies' and the Stockholder's knowledge, threatened against or involving either of the Companies or the Stockholders or their respective properties or assets, except for such actions which would not have a materially adverse effect on the Companies.

               2.10 Compliance; Licenses.  Each of the Companies has at all
                    --------------------
times in the past operated and used its assets in material compliance with, and currently is not in material violation of, and has obtained all material licenses and permits required by, any law, rule or regulation. Each of the Companies is duly qualified to do business as a foreign corporation in good standing in those jurisdictions in which the ownership and operation of its business requires such qualification, except where the failure to be so qualified would not have a materially adverse effect on the Companies.
Section 2.10 of the Companies' Disclosure Schedule contains a true and complete list of all material licenses, permits, approvals, franchises and other authorizations as are necessary in order to enable each of the Companies to own and conduct its business.

               2.11 Bank Accounts, etc.  Section 2.11 of the Companies'
                    -------------------
Disclosure Schedule sets forth a true and complete list of all bank accounts, safe deposit boxes and lock boxes of each of the Companies including, with respect to each such account and lock box identification of all authorized signatories.

               2.12 Insurance.  Section 2.12 of the Companies' Disclosure
                    ---------
Schedule sets forth a summary of all general liability, product liability, fire, casualty, motor vehicle and other insurance or bonding currently maintained by or on behalf of the Companies or any of their respective employees. All requirements and provisions thereof are being complied with except for those failures to comply which would not alone or in the aggregate have a Material Adverse Effect on the Companies. True and correct copies of all insurance policies relating to such coverage have been provided by the Stockholders to the Purchaser. No notice of cancellation has been given to or received by either of the Companies with respect to any of its insurance policies. To the best knowledge of the Companies and the Stockholders, no such policies are or will become subject to an assessment due to any retroactive rate or audit adjustments or coinsurance arrangements.

               2.13 Employee Matters.  Except as set forth in Section 2.13 of
                    ----------------
the Companies' Disclosure Schedule, neither of the Companies maintains, sponsors or contributes to any plans in effect for pension, profit-sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other retirement or deferred benefit, or for any health, accident or other welfare plan, or any other employee or retired employee benefits or incentive plan, program, contract, understanding or arrangement in which any employee, former employee, retired employee, or beneficiary of any of these, of either of the Companies is entitled to participate. The plans, programs, contracts, understandings and arrangements listed on the Companies' Disclosure Schedule pursuant to this Section 2.13 are hereinafter referred to as the "Employee Plans." Each of the Companies has supplied the Purchaser with complete and accurate copies of each such Employee Plan. Each Employee Plan has been operated according to its terms in material compliance with all applicable laws. There are no material past due tax liabilities of either of the Companies with respect to any of the Employee Plans.

               2.14 Recent Operations.  Since December 31, 1996, (i) each of
                    -----------------
the Companies has operated its business substantially as it was operated immediately prior to said date and only in the ordinary course; (ii) each of the Companies and each of the Stockholders has used its or his commercially reasonable efforts to preserve intact each of the Companies' business relationships; (iii) there have been no bonuses paid to or increases in the compensation of officers or employees of either of the Companies, except as set forth in Section 2.14(iii) of the Companies' Disclosure Schedule, and (iv) except as set forth in Section 2.14(iv) of the Companies' Disclosure Schedule, neither of the Companies has declared or paid any dividend or made any other distribution with respect to its capital stock. Section 2.14(v) of the Companies' Disclosure Schedule sets forth the name and job title of each individual who has left the employ of either of the Companies since September 30, 1996 and the loss of whose services materially adversely effected the operations of either of the Companies. Section 2.14(vi) of the Companies' Disclosure Schedule sets forth the name of each of those individuals the loss of whose services would have a materially adverse effect on the operations of either of the Companies.

               2.15 Working Capital and Financial Condition of the Companies.
                    --------------------------------------------------------
As at March 31, 1997, the Companies had, and, as of the date hereof, have on a combined basis (after reductions for intercompany transactions): (i) working capital (defined as current assets (including restricted cash and securities available for sale) minus (A) current liabilities (including the Other Loans referred to below), and (B) Combined Long-Term Bank Debt (as defined herein)) after payment of, or accrual for, all distributions of cash or property to be made to the Stockholders as of and through the date hereof ("Combined Working Capital") of no less than $500,000; and (ii) long-term bank debt ("Combined Long-Term Bank Debt") of no more than $2,900,000. Stockholder Loans (as defined herein) shall not be included as a liability for purposes of determining Combined Working Capital. For purposes of this Agreement, the term "Stockholder Loans" shall be the loans payable (current and long-term portions) by the Companies to the Stockholders. Except for the Combined Long-Term Bank Debt, the current liabilities referred to in clause (A) above, and the Stockholder Loans (which shall be paid at the Closing as provided in Section 6.3 hereof), the Companies have no debt. There have been no distributions of cash or property made to the Stockholders since December 31, 1996, except for distributions of Estimated Earnings as permitted by Section 12.3(a) hereof and repayment of Other Loans and Stockholder Loans in the amounts disclosed on the Audited Financial Statements as of and for the year ended December 31, 1996 (the "1996 Audited Financial Statements") and except for 1996 and 1997 current distributions as set forth on the Companies' Disclosure Schedule. None of the distributions made since December 31, 1996 to the Stockholders violates the provisions of paragraph 47(c) of Accounting Principles Board ("APB") Opinion No. 16. For purposes of this Agreement, the term "Other Loans" shall mean the Companies 1996 S Corporation earnings payable but, as of immediately prior to the Closing, not distributed to the Stockholders, and that portion of the Companies' 1997 S Corporation earnings that could not be distributed to the Stockholders prior to Closing because such distribution would have violated Paragraph 47(c) of APB Opinion No. 16. All Other Loans are non-interest bearing.

               2.16 Environmental Matters.  To the best knowledge of the
                    ---------------------
Companies and the Stockholders, no storage tanks, underground or otherwise, are now located on any properties occupied by either of the Companies. To the best knowledge of the Companies and the Stockholders, each of the Companies has complied in all material respects with all environmental laws relating to its operations or properties occupied by it. To the best knowledge of the Companies and the Stockholders, there are no asbestos containing materials located on properties occupied by either of the Companies. Neither of the Companies has received any notice, demand, suit or information request pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any comparable state law, nor does it have knowledge of any other party's receipt of same relating to any properties occupied by either of the Companies.

               2.17 Disclosure.  Each of the Companies and each of the
                    ----------
Stockholders has disclosed to the Purchaser all facts material to the assets, business, operations, financial condition and prospects of each of the Companies. All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to the Purchaser by or on behalf of each of the Companies in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects, and no such items contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained herein and therein not misleading.

               2.18 No Conflict With Other Documents.  Except as disclosed in
                    --------------------------------
Section 2.18 of the Companies' Disclosure Schedule, neither the execution and delivery of this Agreement, nor the carrying out of any of the transactions contemplated hereby, will result in any material violation, termination or modification of, or be in conflict with, the Charter or By-Laws of either of the Companies, any material terms of any contract, instrument or other agreement to which either of the Companies is a party or by which it or any of its properties is bound or affected, or any law, rule, regulation, license, permit, judgment, decree or order applicable to either of the Companies or by which any of its properties or assets are bound or affected, or result in any material breach of or constitute a material default (or with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of any material lien, charge or encumbrance upon any of its properties or assets pursuant to any contract, instrument or other agreement to which either of the Companies is a party or by which it or any of its properties or assets is bound or affected.

               2.19 Conduct of Business.  After December 31, 1996 and through
                    -------------------
the date hereof: (a) the business of each of the Companies has been conducted only in the ordinary course; (b) neither of the Companies has entered into, adopted, amended or terminated any employee benefit plan, agreement or arrangement, entered into or amended any employment contracts, or increased the salaries of or compensation of its officers or employees, other than ordinary increases in salaries of employees (other than the Stockholders) in accordance with past practices; (c) each of the Stockholders has used his commercially reasonable efforts to preserve the business organization of each of the Companies intact, to keep available the service of the officers and employees of each of the Companies and to preserve the goodwill of suppliers, customers and others doing business with either of the Companies; (d) neither of the Companies nor either of the Stockholders has entered into any agreement for the purchase, sale or other disposition of any equipment, supplies, inventory, investments or other assets (other than sales of inventory and purchases of materials and supplies in the ordinary course of business and in accordance with past practices) of either of the Companies; (e) neither of the Companies has compromised or written off any account receivable other than by collection of the full recorded amount thereof nor has either of the Companies established any reserves against any accounts receivable; (f) no change has been made in the Charter or By-Laws of either of the Companies; (g) no change has been made in the number of shares or terms of the authorized, issued or outstanding capital stock of either of the Companies, nor has either of the Companies entered into or granted any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock; and (h) no dividend or other distribution or payment has been declared or paid in respect of the capital stock of either of the Companies, except as permitted by Section 2.15.

               2.20 Brokers and Advisors.  Neither of the Companies has taken
                    --------------------
any action which would give rise to a valid claim against the Purchaser for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

               2.21 Authority; Binding Obligation.  The execution, delivery and
                    -----------------------------
performance of this Agreement by each of the Companies have been duly authorized by the Stockholders, and this Agreement is a valid and legally binding obligation of each of the Companies, enforceable against each of the Companies in accordance with its terms. Upon the satisfaction of all conditions contained herein and the filing of the Articles of Merger with, and the acceptance for record by, the Maryland State Department of Assessments and Taxation and the Certificates of Merger with, and the acceptance for record by, the Secretary of State of the State of New Jersey, this Agreement will result in the valid, legally binding and enforceable statutory (i) merger of Child Study with and into the Purchaser (the "Child Study Effective Time") and (ii) merger of I-R with and into the Purchaser (the "I-R Effective Time" and, together with the Child Study Effective Time, the "Effective Time").

3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each of the Stockholders, severally, and not jointly, hereby represents and warrants to the Purchaser as follows:

               3.1  Ownership of Company Common Stock.  The Stockholder has
                    ---------------------------------
good and marketable title to the number of issued and outstanding shares of the Child Study Common Stock and I-R Common Stock set forth opposite his name in
Section 2.1 of the Disclosure

Schedule, free and clear of any pledges, liens, restrictions, claims or encumbrances of any kind. The Stockholder is not a party to or bound by any options, calls, contracts, or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by Child Study or I-R.

               3.2. No Conflicts.  Neither the execution and delivery of this
                    ------------
Agreement nor the carrying out of the transactions contemplated hereby, will result in any material breach of or constitute a default (or with notice or lapse of time or both would become a material default), or give to others any rights, under the terms of any material contract, instrument or other agreement to which the Stockholder is a party or is otherwise bound, or any material judgment, decree or order applicable to the Stockholder.

               3.3. Binding Effect.  This Agreement is a valid and legally
                    --------------
binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

               3.4. Litigation.  Except as set forth on Section 3.4 of the
                    ----------
Companies' Disclosure Schedule, there is no litigation, proceeding or governmental investigation pending or threatened against or involving (i) the shares of Company Common Stock owned by him, or (ii) the transactions contemplated by this Agreement.

               3.5. Brokers and Advisors.  The Stockholder has taken no action
                    --------------------
which WOULD would give rise to a valid claim against the Purchaser for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

               3.6. Investment Intent.  It is understood that the shares of
                    -----------------
Purchaser Common Stock to be delivered to the Stockholder pursuant to this Agreement (his "Merger Shares") are not being registered, for purposes of the transactions hereunder, under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and the shares are being delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Stockholder is acquiring the Merger Shares hereunder only for his own account for investment and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act unless such shares first are registered under the Securities Act.

          In connection with the foregoing, the Stockholder hereby represents and warrants that:

                    (a) he has reviewed, discussed and evaluated the information delivered under Section 1.2 and has had the opportunity to ask questions of, and receive answers from, executive officers of the Purchaser concerning the terms and conditions of this Agreement and to obtain any additional information which he considered necessary to verify the accuracy of the information delivered under Section 1.2;

-22

                    (b) he understands that he must bear the economic risks of the investment in Purchaser Common Stock to be made hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and, therefore, may not be sold until such stock subsequently is registered under the Securities Act or an exemption from registration is available; and

                    (c) he has sufficient knowledge and experience in financial and business matters to enable him to be capable of evaluating the merits and the risks of the exchange of each of the Company Common Stock for the Merger Shares, as contemplated by this Agreement and his prospective investment in the Purchaser.

               3.7. Legends.  It is understood and agreed that, to implement the
                    -------
requirements of the Securities Act and state securities laws and evidence the restrictions upon transfer contained in this Agreement, the Purchaser will cause a legend to be conspicuously noted on the certificates representing the Merger Shares deliverable hereunder, and that the Purchaser will issue stop transfer instructions to its transfer agent, to the effect that such stock has not been registered under the Securities Act and that no transfer may take place except as permitted by Section 11 of this Agreement and after delivery of an opinion of counsel satisfactory to the Purchaser to the effect that registration thereof for the purpose of transfer is not required under the Securities Act or that the stock proposed to be transferred has been effectively registered for that purpose under the Securities Act.

               3.8. No Agreements Regarding the Merger Shares.  The
                    -----------------------------------------
Stockholder has not entered into any agreement or understanding with anyone for the sale, at the Stockholder's option or otherwise, or other transfer of any of the Merger Shares; including, but not limited to any transaction that would prevent the Purchaser from accounting for the Mergers as a pooling of interests.

               3.9. Estimated Balance Sheets.  The Stockholder does not
                    ------------------------
believe that the Estimated Balance Sheets required to be delivered pursuant to
Section 5.2 hereof will reflect any adverse change in the results of operations or financial condition of either of the Companies when compared to the 1996 Audited Financial Statements delivered pursuant to Section 2.4 hereof.

4. COVENANTS OF THE PURCHASER. The Purchaser covenants to each of the Companies and to each of the Stockholders that, except as otherwise consented to in writing by each of the Companies and the Stockholders after the date of this Agreement until the Closing hereunder:

               4.1  Cause Conditions to be Satisfied.  The Purchaser will use
                    --------------------------------
its best efforts to cause all of the conditions described in Sections 7 and 8 of this Agreement to be satisfied (to the extent such matters reasonably are within its control).

               4.2  Tax-Free Reorganization.  The Purchaser recognizes that
                    -----------------------
each of the Companies and the Stockholders desire to treat the Merger as a tax-free reorganization under Section 368(a)(1)(A) of the Code and will use diligent efforts to accomplish the same and cooperate with each of the Companies and the Stockholders in this regard.

               4.3  Consents.  Purchaser agrees to take all necessary
                    --------
corporate or other action and use its best efforts to obtain all consents and approvals required, or deemed advisable in the Stockholders' opinion, for consummation of the transactions contemplated by this Agreement.

               4.4. SEC Reports.  Purchaser will timely file all SEC reports
                    -----------
required to be filed by its after the date hereof.

               4.5  Companies' Employees.  Sylvan will attempt to retain the
                    --------------------
Companies' existing administrators, teachers and support personnel, except to the extent that an employee's job function would overlap with a job function presently performed by a Sylvan employee or if based on Sylvan's review of the Companies' staffing levels, it is determined that similar levels of quality educational services can be achieved through a lower staffing level.

5. COVENANTS OF EACH OF THE COMPANIES AND THE STOCKHOLDERS. Each of the Companies and each of the Stockholders, jointly and severally, covenants to the Purchaser that, except as otherwise consented to in writing by the Purchaser after the date of this Agreement until the Closing hereunder:

               5.1  Consents.  Each of the Companies and each of the
                    --------
Stockholders agree to take all necessary corporate or other action (including obtaining consents from the other parties to those of the Educational Contracts the terms of which require prior consent to the indirect transfer of the Educational Contracts in transactions such as the Mergers) and to use their best efforts to obtain all consents and approvals required, or deemed advisable in Purchaser's opinion, for consummation of the transactions contemplated by this Agreement.

               5.2  Estimated Balance Sheets.  On or before the Closing Date,
                    ------------------------
the Stockholders shall deliver to the Purchaser an estimated GAAP balance sheet for each of the Companies as of the close of business on the date immediately preceding the Closing Date (collectively, the "Estimated Balance Sheets"), prepared in a manner and basis consistent with normal past practice and the Financial Statements.

               5.3  No Solicitation.  The Stockholders, the Companies, their
                    ---------------
affiliates and their respective officers, directors, employees, representatives and agents (i) shall immediately cease any existing discussions or negotiations, if any, with any parties with respect to any acquisition (other than the transactions contemplated by this Agreement) of all or any material portion of the assets of, or any equity interest in, either of the Companies or any business combination with either of the Companies, (ii) shall not solicit, initiate, encourage, or furnish information in response to any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer or similar transactions involving either of the Companies, other than the transactions contemplated by this Agreement) (any of the foregoing transactions being referred to in this Agreement as an "Acquisition Transaction") (iii) shall not engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Transaction, and (iv) shall not agree to, approve or recommend any Acquisition Transaction. If either of the Companies shall nevertheless receive any indications of interests or proposals with respect to any Acquisition Transactions, it shall provide a copy of any such written proposal to the Purchaser immediately after receipt thereof by the Child Study and/or I-R or any of its or their representatives or agents. Each of the Stockholders agrees that the Purchaser's remedy at law for breach of the covenants contained in this Section 5.3 would be inadequate and, accordingly agree that the Purchaser shall be entitled to equitable relief, including injunction and specific performance, to prevent breach of the covenants contained in this Section 5.3 in addition to the liquidated damages to which the Purchaser would be entitled under Section 17.3(b).

               5.4  Other Covenants.
                    ---------------

                    (a) At or prior to Closing, Dr. Harold Scholl shall enter into an employment and non-compete agreement with the Purchaser in substantially the form of Exhibit A attached hereto .
            ---------

                    (b) At or prior to Closing, Mr. Anthony O'Donnell shall enter into a consulting and non-compete agreement with the Purchaser in substantially the form of Exhibit B attached hereto.
                          ---------

               5.5  Cause Conditions to Be Satisfied.  Each of the Companies
                    --------------------------------
and the Stockholders will use their best efforts to cause all of the conditions described in Sections 7 and 8 of this Agreement to be satisfied (to the extent such matters reasonably are within their control).

6. MERGER OF PURCHASER AND EACH OF THE COMPANIES. Subject to the terms and conditions of this Agreement, the Purchaser and each of the Companies agree to effect the following transactions at the Closing:

          6.1  Conditions.  The Purchaser and each of the Companies will
               ----------
deliver to the other appropriate evidence of the satisfaction of the conditions to their respective obligations hereunder.

          6.2  Mergers.
               -------

               (a) At the Child Study Effective Time, Child Study will be merged with and into the Purchaser pursuant to the provisions and with the effect provided in the general corporation laws of the State of Maryland and the State of New Jersey (the "Child Study Merger"). The parties shall prepare and execute appropriate merger documents under the corporate laws of Maryland and New Jersey, containing the terms provided in this Agreement, including Articles of Merger which shall be filed with the Maryland State Department of Assessments and Taxation, and a Certificate of Merger which shall be filed with the Secretary of State of the State of New Jersey on the Closing Date. The Purchaser shall be the surviving corporation in the Child Study Merger.

               (b) At the I-R Effective Time, I-R will be merged with and into the Purchaser pursuant to the provisions and with the effect provided in the general corporation laws of the State of Maryland and State of New Jersey (the "I-R Merger" and, together with the Child Study Merger, the "Mergers"). The parties shall prepare and execute appropriate merger documents under the corporate laws of Maryland and State of New Jersey, containing the terms provided in this Agreement, including Articles of Merger which shall be filed with the Maryland State Department of Assessments and Taxation, and a Certificate of Merger which shall be filed with the Secretary of State of the State of New Jersey on the Closing Date. The Purchaser shall be the surviving corporation in the I-R Merger.

          6.3  Purchaser Common Stock; Payment of Stockholder Loans;
               -----------------------------------------------------
Conversion of Child Study Common Stock and I-R Common Stock in the Mergers.
--------------------------------------------------------------------------
(a) On the Closing Date, the Purchaser will issue to the Stockholders 1,414,000 shares of Purchaser Common Stock (adjusted for any stock splits or dividends declared by Purchaser prior to Effective Time), subject to the adjustment, if any, set forth in Section 7.11. The number of shares of Purchaser Common Stock shall further be adjusted as provided in Section 6.4. The number of such shares, as adjusted, shall first be allocated to and applied in payment for and satisfaction of the Stockholder Loans, and the balance of such shares shall be allocated to and applied in conversion of the Child Study Common Stock and the I-R Common Stock in the Mergers without any action by the Stockholders. The allocation and application of the Purchaser Common Stock shall be in accordance with Exhibit C attached hereto and specifically made a part of this Agreement.

               (b) In order to effect such conversion, (i) the Stockholders will deliver to the Purchaser at the Closing certificates in due and proper form representing all of the issued and outstanding shares of Common Stock of each of the Companies, duly endorsed or accompanied by duly executed stock powers, and
(ii) the Purchaser shall deliver to each of the Stockholders a certificate or certificates, in due and proper form, representing the number of Merger Shares to which each of such Stockholders is entitled. All Merger Shares issued pursuant to the Mergers shall be fully paid and non-assessable shares of Purchaser Common Stock.

          6.4  Combined Working Capital Adjustment.  In the event the Combined
               ------------------------------------
Working Capital on the Closing Date is less than $500,000, the number of shares of Purchaser Common Stock to be issued to the Stockholders as determined under
Section 6.3 (before the adjustment contained in this Section) shall be reduced by the number of shares of Purchaser Common Stock having a Market Value of the amount by which $500,000 exceeds the Combined Working Capital on the Closing Date. For purposes of this Section 6.4, the Combined Working Capital on the Closing Date shall be calculated based on the Estimated Balance Sheet.

          6.5  Definitions.  For purposes of the Combined Working Capital
               -----------
Adjustment contained in Section 6.4, the per share market value of the Purchaser Common Stock ("Market Value") shall equal $27.50. For purposes of allocating and applying Purchaser Common Stock in payment of the Stockholder Loans as provided in Section 6.3, the per share market value of the Purchaser Common Stock shall be the closing price for a share of the Purchaser Common Stock on the business day immediately preceding the Closing Date.

          6.6  Closing.  The closing (the "Closing") of the transactions
               -------
contemplated by this Agreement shall take place at the offices of Piper & Marbury, Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201 beginning at 10:00 a.m. on the second business day after all conditions set forth in Section 7 and Section 8 hereof have been fulfilled or waived but in no event prior to May 15, 1997, or at such other time and place as may be agreed upon in writing by the Purchaser and each of the Stockholders (the "Closing Date"). In the event the Closing Date occurs after May 31, 1997, Purchaser
                                      --------------
agrees that it will publicly announce the combined results of operations of the Purchaser and the Companies for the first full calendar month following the Closing Date, which announcement will be made within 30 days after the end of such first calendar month.

          6.7  Purchaser's Option to Issue Additional Shares of Common Stock or
               ---------------------------------------------------------------
Terminate.  If the average bid price of the Purchaser's stock for the 15 trading
---------
days prior to closing (the "Average Price") is less than $22.00, the Purchaser must either terminate the transaction or increase the number of shares of Purchaser Common Stock to be issued to the Stockholders in the Mergers so that the number of shares of Purchaser's Common Stock multiplied by the Average Price equals $31,108,000 (the "Adjusted Purchase Price"), prior to any adjustments in the purchase price required pursuant to Section 6.4 hereof.

7. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. Unless waived by the Purchaser in writing in its sole discretion, all obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          7.1  Covenants and Representations of each of the Companies and the
               --------------------------------------------------------------
Stockholders.  Each of the Companies and the Stockholders shall have executed
------------
all agreements contemplated by this Agreement and the Closing Documents to be executed on or prior to Closing and shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required thereby to be performed or complied with by them on or prior to Closing. All representations and warranties of each of the Companies and each of the Stockholders shall be true and correct as if made for the first time on the Closing Date.

          7.2  Opinion of Counsel.  Each of the Companies and the Stockholders
               ------------------
shall have delivered to the Purchaser a favorable opinion of their counsel dated the date of Closing, in form and substance satisfactory to the Purchaser and its counsel, to the effect that: (a) each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it now owns or holds under lease and to enter into and perform its obligations under this Agreement; (b) the authorized, issued and outstanding capital stock of each of the Companies is as set forth in Section 2.1 of this Agreement, and each of the issued and outstanding shares of such stock has been duly authorized and issued and is fully paid and non-assessable and is reflected on the stock ledger of each of the Companies as being issued and solely owned on the date of such opinion by the Stockholders; (c) to the knowledge of such counsel, each of the Stockholders has good and marketable title to each of the Company Common Stock, free and clear of any pledges, liens, restrictions, encumbrances or claims of any kind; (d) the execution, delivery and performance of this Agreement and all other documents to be executed by each of the Companies in connection with this Agreement (the "Company Documents") have been duly authorized and approved by all requisite action of the Stockholders and the Board of Directors of each of the Companies, and this Agreement and all other Company Documents have been duly executed and delivered by each of the Companies and constitute valid and legally binding obligations of each of the Companies subject to applicable bankruptcy, insolvency, moratorium and other similar laws of general application and such general principles of equity as a court having jurisdiction may apply; (e) this Agreement and all other documents to be executed by the Stockholders prior to or at the Closing in connection with this Agreement (the "Stockholders Documents") have been duly executed and delivered by the Stockholders, and constitute valid and legally binding obligations of the Stockholders, subject to applicable bankruptcy, insolvency, moratorium and other similar laws of general application and such general principles of equity as a court having jurisdiction may apply;
(f) the execution and delivery of this Agreement and the other Company Documents by the Companies and the Stockholders did not, and the consummation of the transactions contemplated hereby and thereby will not, violate any provision of the Charter or By-Laws of either of the Companies; (g) the execution and delivery of this Agreement and the other Company Documents and Stockholders Documents did not, and the consummation of the transactions contemplated hereby and thereby will not, violate any provision of any agreement, instrument, order, judgment or decree, of which such counsel has knowledge, to which the Stockholders or either of the Companies may be a party or by which any of them is bound; (h) except as may be specified by such counsel, such counsel does not know of any suit or proceeding pending or threatened against or affecting either of the Companies or the

Stockholders, their respective businesses or properties or the consummation of the transactions contemplated hereunder, or which seeks to restrain or prohibit the transactions contemplated by this Agreement; (i) the Certificate of Merger and Articles of Merger for the Child Study Merger have been duly authorized by all requisite action of the Stockholders, have been duly executed and delivered by each of the Companies and, upon the filing thereof with the Maryland State Department of Assessments and Taxation and the Secretary of State of the State of New Jersey, will be valid and effective as a statutory merger of Child Study with and into the Purchaser under New Jersey law, in accordance with the terms thereof; (j) the Certificate of Merger and Articles of Merger for the I-R Merger have been duly authorized by all requisite action of the Stockholders, have been duly executed and delivered by each of the Companies and, upon the filing thereof with the Maryland State Department of Assessments and Taxation and the Secretary of State of the State of New Jersey, will be valid and effective as a statutory merger of I-R with and into the Purchaser under the laws of the State of New Jersey, in accordance with the terms thereof; (k) to the knowledge of such counsel, all regulatory and governmental approvals, consents and filings required of each of the Companies or the Stockholders for the consummation of the transactions contemplated by this Agreement or any of the other Company Documents or Stockholders Documents have been obtained or made; and (l) to such further effect regarding the validity and sufficiency of legal proceedings and matters relative to the transactions contemplated by this Agreement as the Purchaser may reasonably request.

          7.3  Approvals of Governmental Authorities.  All governmental
               -------------------------------------
approvals necessary or advisable in the opinion of the Purchaser's counsel to consummate the transactions contemplated by this Agreement, including expiration of the waiting period under the Hart-Scott-Rodino Antitrusts Improvements Act of 1976 (the "HSR Act"), shall have been received and the Purchaser shall not have received any request or requirement for additional information from the Federal Trade Commission or the Department of Justice which shall contain any provision which, in the reasonable judgment of the Purchaser, is unduly burdensome.

          7.4  No Adverse Proceedings or Events.  Except for those matters
               --------------------------------
disclosed in Section 7.4 of the Disclosure Schedule, no suit, action or other proceeding against either of the Companies, the Purchaser or their respective officers, directors or employees, or either of the Stockholders which, if decided adversely to any of them could have a Material Adverse Effect on the Companies taken as a whole, shall be threatened or pending before any court or governmental agency including any (regardless of the materiality or lack thereof to the Companies taken as a whole) in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or any in which it is sought to obtain material monetary damage in connection with this Agreement or the transactions contemplated hereby.

          7.5  Consents and Actions; Contracts.  All requisite consents of any
               -------------------------------
third parties and other actions which each of the Companies has covenanted to use its best efforts to obtain and take under Section 5.1 hereof shall have been obtained and completed. All material contracts and agreements of each of the Companies, including, without limitation, all material contracts and agreements listed on Section 2.7 of the Disclosure Schedule, shall be in full force and effect and shall not be affected by the consummation of the transactions contemplated hereby.

          7.6  Employment, Non-Compete and Other Matters.  (a) Dr. Scholl
               -----------------------------------------
shall have executed and delivered to the Purchaser an employment and non-compete agreement in substantially the form attached hereto as Exhibit A; (b) Mr. O'Donnell shall have executed and delivered to the Purchaser a consulting and non-compete agreement in substantially the form attached hereto as Exhibit B; and (d) other than as set forth in Section 2.6(iii) of the Disclosure Schedule, there shall be no employment agreements between the Companies and of the Companies' employees.

          7.7  Other Evidence.  The Purchaser shall have received from each of
               --------------
the Companies and the Stockholders such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Stockholders of each of the Companies, as the Purchaser reasonably shall request.

          7.8  Estimated Balance Sheets.  The Stockholders shall have provided
               ------------------------
to the Purchaser Estimated Balance Sheets which shall (i) not reflect any material adverse differences from the Unaudited Financial Statements delivered to Purchaser pursuant to Section 2.4 hereof. Immediately prior to the Effective Time, the Combined Long-Term Bank Debt shall be no higher than the level required by Section 2.15 hereof and there shall be no debt of the Companies other than the Combined Long-Term Bank Debt.

          7.9  Accountant Pooling Letter.  Purchaser shall have received a
               -------------------------
letter from Deloitte & Touche LLP and Ernst & Young LLP that the transactions contemplated herein may be accounted for as a pooling of interests, as defined in Accounting Principles Board Opinion No. 16.

          7.10 Projections.  Purchaser shall have received from the Companies
               -----------
written projections of each of the Companies' capital expenditures and income statement for the twelve months ending December 31, 1997.

8. CONDITIONS TO EACH OF THE COMPANIES' AND THE STOCKHOLDERS' OBLIGATIONS. Unless waived in writing by each of the Companies and the Stockholders in their discretion, all obligations of each of the Companies and the Stockholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          8.1  Covenants and Representations of the Purchaser.  The Purchaser
               ----------------------------------------------
shall have executed all agreements contemplated by this Agreement and the Closing Documents to be executed on or prior to Closing and shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required thereby to be performed or complied with by them on or prior to Closing. All representations and warranties of the Purchaser shall be true and correct as if made for the first time on the Closing Date

          8.2  Opinion of Counsel to Purchaser.  The Purchaser shall have
               -------------------------------
delivered to each of the Companies a favorable opinion of the Purchaser's counsel, Piper & Marbury L.L.P., dated the date of Closing, in form and substance satisfactory to the Stockholders and their counsel, to the effect that
(a) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland; (b) the Purchaser has the corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease;
(c) the Purchaser has the corporate power to enter into the transactions contemplated by this Agreement; (d) the execution, delivery and performance of this Agreement and all other documents to be executed by the Purchaser in connection with this Agreement (the "Purchaser Documents") have been duly authorized and approved by all requisite action of the Board of Directors and stockholders of the Purchaser, and this Agreement and all other Purchaser Documents have been duly executed and delivered by the Purchaser and constitute valid and legally binding obligations of the Purchaser, subject to applicable bankruptcy, insolvency, moratorium and other similar laws of general application and such general principles of equity as a court having jurisdiction may apply;
(e) the execution and delivery of this Agreement and the other Purchaser Documents did not, and the consummation of the transactions contemplated hereby or thereby will not, violate or conflict with any provision of the Charter or By-Laws of the Purchaser; (f) the execution and delivery of this Agreement and the other Purchaser Documents did not, and the consummation of the transactions contemplated hereby or thereby will not, violate any provision of any agreement, instrument, order, judgment or decree, of which such counsel has knowledge, to which the Purchaser may be a party or by which it is bound; (g) except as may be specified by such counsel, such counsel does not know of any material suit or proceeding pending or threatened against the Purchaser which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement;
(h) upon the appropriate filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation and the Certificate of Merger with the Secretary of State of the State of New Jersey the Child Study Merger will be valid and effective as a statutory merger of Child Study with and into the Purchaser, in accordance with the terms thereof under the laws of the State of Maryland; (i) upon the appropriate filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation and the Certificate of Merger with the Secretary of State of the State of New Jersey the I-R Merger will be valid and effective as a statutory merger of I-R with and into the Purchaser, in accordance with the terms thereof under the laws of the State of Maryland; (j) the shares of Purchaser Common Stock to be issued in connection with the Child Study Merger and the I-R Merger are duly authorized and reserved for issuance and, when issued and delivered in accordance with this Agreement, will be duly and validly issued and outstanding shares of Purchaser Common Stock, fully paid and non assessable under the laws of the State of Maryland;
(k) to the knowledge of such counsel, all regulatory and

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

governmental approvals, consents and filings required of the Purchaser for the consummation of the transactions contemplated by this Agreement or any of the other Purchaser Documents have been obtained or made, and to the knowledge of such counsel, all such approvals, consents or filings remain in full effect as of the date of such opinion; and (l) to such further effect regarding the validity and sufficiency of legal proceedings and matters relative to the transactions contemplated by this Agreement as each of the Companies may reasonably request.

          8.3  No Adverse Proceedings or Events.  No suit, action or other
               --------------------------------
proceeding against either of the Companies or the Purchaser, or their respective officers, directors or employees, or either of the Stockholders, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

          8.4  Employment, Non-Compete and Other Matters.  (a) Purchaser shall
               -----------------------------------------
have executed and delivered to Dr. Scholl an employment and non-compete agreement in substantially the form attached hereto as Exhibit A; and (b) Purchaser shall have executed and delivered to Mr. O'Donnell a consulting and non-compete agreement in substantially the form attached hereto as Exhibit B.

          8.5  Approvals of Governmental Authorities.  All governmental
               -------------------------------------
approvals necessary or advisable in the opinion of the Stockholders' counsel to consummate the transactions contemplated by this Agreement, including expiration of the waiting period under the HSR Act, shall have been received and neither the Stockholders nor the Companies shall have received any request or requirement for additional information from the Federal Trade Commission or the Department of Justice which shall contain any provision which, in the reasonable judgment of the Stockholders, is unduly burdensome.

          8.6  Other Evidence.  Each of the Companies and the Stockholders
               --------------
shall have received from the Purchaser such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors and Stockholders of the Purchaser, as each of the Companies and the Stockholders reasonably shall request.

          8.7  Indebtedness.  Purchaser shall have either obtained new
               ------------
financing to replace any indebtedness of the Companies disclosed on the Financial Statements or arranged for such banks to release the Stockholders' personal guarantees thereof, effective upon Closing hereunder.

          8.8  Consents and Actions.  All requisite consents of any third
               --------------------
parties and other actions which the Purchaser has covenanted to use its best efforts to obtain and take under Section 4.3 hereof shall have been obtained and completed.

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

          8.9  Bonds.  Purchaser shall have obtained or caused the release of
               -----
the Stockholders obligations under any and all bonds securing or supporting obligations of the Companies under any Educational Contracts or other agreements as well as any and all underlying personal guarantees.

          8.10 Provisional Director.  Purchaser shall have executed and
               --------------------
delivered a general release of any and all claims against Charles Carella, Sr., Esq. as provisional director of the Companies.

9.   INDEMNIFICATION.

          9.1  Indemnification by the Stockholders.  Subject to Section 9.4
               -----------------------------------
hereof, each of the Stockholders, jointly and severally (except that indemnity shall be several and not joint with respect to any representation and warranty or covenant made by the Stockholders severally and not jointly), hereby covenants and agrees to indemnify and hold harmless the Purchaser and its respective successors and assigns, at all times from and after the Closing Date against and in respect of the following:

               (a) any liability, loss, damage, expense or other cost resulting from any misrepresentation, breach of representation or warranty or breach or non-fulfillment of any agreement or covenant on the part of either of the Companies or either of the Stockholders under this Agreement, or from any inaccuracy or misrepresentation in or omission from the Company Disclosure Schedule, any certificate or other instrument or document furnished or to be furnished by either of the Companies or either of the Stockholders hereunder;

               (b) any loss, damage, expense or other cost which arises out of any liabilities or obligations of either of the Companies or either of the Stockholders (including federal, state or local income and other taxes) incurred prior to the Closing (but only to the extent that such liabilities and obligations should have been shown or provided for in the Audited Financial Statements and are not so shown, provided for or reserved against) arising from operations of either of the Companies or either of the Stockholders.

               (c) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, and expenses, including without limitation reasonable attorneys' fees and expenses, of any nature incident to any of the matters indemnified against pursuant to this Section 9.1, including, without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Purchaser hereunder.

          9.2  Indemnification Procedure.  The procedure for indemnification of
               -------------------------
parties under Section 9.1 shall be as follows:

               (a)  If at any time the Purchaser is entitled to
indemnification hereunder (the "Indemnitee") shall receive notice of any state
                                ----------
of facts that have resulted or may

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

result in a Loss, the Indemnitee shall promptly give written notice (a "Notice
                                                                        ------
of Claim") to the Stockholders obligated to provide indemnification (the
--------
"Indemnitor") of the discovery of such potential or actual Loss.  A Notice of
 ----------
Claim shall set forth (x) a brief description of the nature of the potential or actual Loss, and (y) the total amount of Loss anticipated (including any costs or expenses which have been or may be reasonably incurred in connection therewith). Upon receipt of a Notice of Claim, the Indemnitor may elect to cure the event of Loss within ninety (90) days after the date of receipt of the Notice of Claim. Except for a failure to deliver a Notice of Claim within the applicable survival period as provided under Section 10 (which failure shall constitute a complete defense) the Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor for indemnification, except and only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnitor to defend against or reduce its liability.

                    (b) The Indemnitor shall accept or reject any Loss as to which a Notice of Claim is sent by the Indemnitee by giving written notice of such acceptance or rejection to the Indemnitee within thirty (30) days after the date of receipt of the Notice of Claim. Failure of the Indemnitor to reject a Loss within 30 days of receipt of the Notice of Claim, shall be conclusive evidence of the Indemnitor's acceptance of his responsibility to indemnify the Indemnitee against such Loss. Even if the Indemnitor assumes the defense thereof, the Indemnitee shall have the right to settle any matter for which a claim for indemnification is made hereunder upon notice to the Indemnitor and by waiving any right against the Indemnitor with respect to such matter.

                    (c) If any Notice of Claim relates to any claim made against an Indemnitee by any third person, the Notice of Claim shall state the nature, basis and amount of such claim. The Indemnitor shall have the right, at its election, by written notice given to the Indemnitee, to assume the defense of the claim as to which such notice has been given with counsel reasonably acceptable to the Indemnitee. Except as provided in the next sentence, if the Indemnitor so elects to assume such defense, it shall diligently and in good faith defend such claim and shall keep the Indemnitee reasonably informed of the status of such defense, and the Indemnitee shall cooperate with the Indemnitor in the defense of such claim, provided that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnitee shall have the right to approve the settlement, which approval shall not be unreasonably withheld or delayed. If the Indemnitor does not so elect to defend any claim as aforesaid or shall fail to defend any claim diligently and in good faith (after having so elected), the Indemnitee may, at the Indemnitor's expense, assume the defense of such claim and take such other action as it may elect to defend or settle such claim as it may determine in its reasonable discretion.

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

                    (d) In the event there arises a dispute between the parties as to whether a Loss is required to be indemnified pursuant to this Section 9.1, the parties agree to resolve such dispute in accordance with the provisions of
Section 9.1(e).

                    (e) Dispute Resolution -- Stockholders and the Purchaser agree that any controversy or claim arising out of or relating to this Agreement or breach thereof shall be settled by arbitration in accordance with the National Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereover. In reaching its decision, the arbitrator shall have no authority to change or modify any provision of this Agreement.

               9.3  Indemnification by the Purchaser.  The Purchaser hereby
                    --------------------------------
covenants and agrees to indemnify and hold harmless each of the Stockholders, their successors and assigns, at all times from and after the Closing Date, against and in respect of the following:

                    (i) any liability, loss, damage or expense resulting from any misrepresentation, breach of representation or warranty or breach or non-fulfillment of any agreement or covenant on the part of the Purchaser under this Agreement, or from any inaccuracy or misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Purchaser hereunder; and

                   (ii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including without limitation, reasonable attorneys' fees and expenses, of any nature incident to any of the matters indemnified against pursuant to this Section 9.3, including without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Stockholders hereunder.

               The Stockholders shall promptly notify the Purchaser of any asserted liability, damage, loss or expense claimed to give rise to indemnification hereunder and thereafter the Purchaser shall have the right to defend, compromise and settle such matter, provided that the Purchaser takes all such actions as are necessary to cause the Stockholders not to be required to pay any cost or expense in connection therewith.

               9.4  Limitations on Indemnity.  Neither the Purchaser nor the
                    ------------------------
Stockholder shall be required to make any indemnity payment under this Article 9 to the extent such payment, together with all other payments previously made by such party under Article 9 would exceed Adjusted Purchase Price. Purchaser shall make no claim for indemnity under Section 9.1, and the Stockholders shall make no claim for indemnity under Section 9.3, unless the amount of liability as to which such claim relates exceeds $50,000. Notwithstanding the prior sentence, if a party making a claim for indemnity as to any liability which equals or exceeds $50,000, previously had the right to indemnity in one or more instances involving a claim or claims relating to liability which was less than $50,000, such party shall then be entitled to aggregate such prior claim or claims with the claim relating to liability equal to or exceeding $50,000. The

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

limitations on indemnity in the prior two sentences shall not apply after a party entitled to indemnity has made a claim relating to liability equal to or exceeding $50,000 or more.

10. SURVIVAL. The representations, warranties, covenants and agreements made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith, including the indemnification obligations of the Stockholders and the Purchaser set forth in Section 9 hereof, shall survive the Closing under this Agreement regardless of any investigation made by the party making claim hereunder, except that, subject to the provisions of the next sentence, neither the Purchaser, on the one hand, nor the Companies or Stockholders, on the other, shall have any liability with respect to any matter if notice of a claim has not been provided on or prior to the third anniversary of the date of this Agreement. Notwithstanding the foregoing, (i) any indemnification obligations of the Stockholders relating to federal, state or local tax matters or environmental matters of any sort shall continue in full force and effect without limitation until expiration of the statute of limitations applicable to such tax or environmental matters, (ii) the representations and warranties contained in Sections 1.12(a), (b) and (c), 3.1,
3.3 or 3.6 and any indemnification obligations in connection therewith shall continue in full force and effect without any limitation, and (iii) any claims, actions or suits based upon fraud, willful misconduct or intentional misrepresentation on the Purchaser or any representative of it, on the one hand, and either of the Companies or either of the Stockholders, on the other hand, shall continue in full force and effect without limitation until expiration of the statute of limitations applicable thereto.

11.  REGISTRATION RIGHTS.

               11.1 Registration Procedures and Expenses.  Sylvan acknowledges
                    ------------------------------------
the importance of the Stockholders being able to sell their Merger Shares on the open market as soon as reasonably possible, accordingly, the Purchaser agrees with Mr. O'Donnell and Dr. Scholl that the Purchaser shall:

                    (a) subject to receipt of necessary information from the Stockholder, as soon as reasonably possible after the date which the Purchaser can incorporate by reference into a registration statement on Form S-3 either a Quarterly Report on Form 10-Q or, if required by paragraph (b) below, a Current Report on Form 8-K of the Purchaser that includes at least 30 days of operating results subsequent to the Effective Time ("Reporting Date"), prepare and use its best efforts to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 which meets the requirements of Rule 415 promulgated under the Securities Act (the "Shelf Registration Statement") covering the sale by the Stockholders from time to time of the Merger Shares issuable to them hereunder (the "Registrable Shares") and will use its best efforts to have the Shelf Registration Statement declared effective by the Commission as soon after filing as possible;

                    (b) If the Effective Date occurs after May 31, 1997, then the Purchaser shall prepare and file with the Commission, within 60 days after the Closing, a Current Report on Form 8-K reporting at least 30 days of operating results subsequent to the Effective Time.

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

                    (c) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement relating to the Registrable Shares and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement relating to the Registrable Shares effective until the date on which the Purchaser Common Stock registered by the Shelf Registration Statement relating to the Registrable Shares has been sold;

                    (d) during the period referred to in (b) above, prepare and promptly file with the Commission, and promptly notify the Stockholder of the filing of, such or supplement to the Shelf Registration Statement relating to the Registrable Shares and the prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Purchaser Common Stock is required to be delivered under the Securities Act, any event has occurred the result of which is that any such prospectus then in effect would include or incorporate an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

                    (e) advise the Stockholder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Shelf Registration Statement relating to the Registrable Shares or the initiation or threatening of any proceeding for that purpose and promptly use its diligent best efforts to prevent the issuance of any stop order and to obtain its withdrawal if such stop order should be issued;

                    (f) furnish to the Stockholder with respect to the Purchaser Common Stock registered under the Shelf Registration Statement relating to the Registrable Shares such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Stockholder may reasonably request (but in no event more than 50), in order to facilitate the public sale or other disposition of all or any of the registered Purchaser Common Stock by the Stockholder; provided, however, that the obligation of Purchaser to deliver
             --------  -------
copies of prospectuses or preliminary prospectuses to the Stockholder shall be subject to the receipt by Purchaser of reasonable assurances from the Stockholder that the Stockholder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                    (g) file documents required of Purchaser for normal blue sky clearance in states reasonably specified in writing by the Stockholder, provided, however, that Purchaser shall not be required to qualify to do business or consent generally to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

                    (h) bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 11.1 and the registration of the Purchaser Common Stock pursuant to the Shelf Registration Statement relating to the Registerable Shares, other than fees and expenses, if any, of counsel or other advisers to the Stockholders;

                    (i) at all times take such actions as are commercially reasonable to cause the Purchaser to continue to satisfy the "Registrant Requirements" set forth in the General Instructions to the Form S-3 (and Purchaser represents and warrants that it currently satisfies such Registrant Requirements); and

                    (j) cause the Registerable Shares be included and authorized for quotation in the NASDAQ National Market System.

               11.2 Engagement of Underwriters.  The parties hereto agree that
                    --------------------------
the Purchaser shall have no obligation to (i) conduct, arrange or coordinate any distribution or sales activities on behalf of the Stockholders with respect to the Purchaser Common Stock other than as set forth in Section 11.1 above or (ii) retain any underwriter(s) in connection with the registration and/or distribution of the Registrable Shares pursuant to this Section 11. The Stockholders agree that: (i) any underwriter(s) or counsel engaged in connection with the registration or distribution of the Registrable Shares will be retained by and at the sole expense of the Stockholders, (ii) any such underwriter must be reasonably acceptable to Purchaser and (iii) any discounts or commissions payable to such underwriter(s) shall also be an expense solely of the Stockholders. In the event the Stockholders engage one or more underwriters pursuant to this Section 11.2, each of the Stockholders shall enter into an underwriting agreement with the managing or lead managing underwriter in the form customarily used by such underwriter with such changes thereto as the parties thereto shall agree; and, further, shall provide to such underwriter any documents or other information as is necessary, in the underwriter's reasonable opinion, to facilitate the effectiveness of the Shelf Registration Statement relating to the Registrable Shares and the completion of the distribution of the Registrable Shares.

               11.3 Indemnification with respect to Shelf Registration
                    --------------------------------------------------
Statement.  The Purchaser hereby agrees to indemnify and hold harmless the
---------
Stockholders against losses, claims, liabilities, damages and expenses (including, without limitation, fees and expenses of counsel) arising out of or based upon any untrue statement or alleged untrue statement of material fact in the Shelf Registration Statement filed by Purchaser pursuant hereto, or the omission or alleged omission to state or incorporate by reference in such Shelf Registration Statement any material fact required to be stated therein or necessary in order to make the statements therein not misleading, other than any such statement included or incorporated by reference in, or omitted from, the Shelf Registration Statement by Purchaser in reliance upon and in conformity with written information furnished to the Purchaser specifically for use therein by or on behalf of the Stockholders. Each of the Stockholders, severally, and not jointly hereby agrees to indemnify

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

the Purchaser against liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in the Shelf Registration Statement or the omission or alleged omission to state or incorporate by reference therein any material fact required to be stated therein or necessary in order to make the statements therein not misleading, if such statement or omission was made by Purchaser in reliance upon and in conformity with written information furnished to Purchaser by the Stockholder for use or incorporation by reference in such Shelf Registration Statement.

12.  OTHER AGREEMENTS.

               12.1 Access.  Each of the Stockholders and the Companies will,
                    ------
and will cause respective affiliates, directors, officers, employees and agents to, afford to the Purchaser and its advisors, officers, employees and agents reasonable access at all reasonable times to the Companies' officers, employees, agents, properties, books, records and contracts and will furnish to the Purchaser and its advisors all financial, operating and other data and information relating to the Companies as the Purchaser or its advisors may reasonably request, and the Purchaser will, and will cause its affiliates, directors, officers, employees and agents to, afford to the Stockholders and their respective advisors, officers, employees and agents reasonable access at all reasonable time to the Purchaser's officers, employees, agents, properties, books, records and contracts and will furnish to the Companies and their respective advisors all financial, operating and other data and information relating to the Purchaser as the Companies, the Stockholders or their respective advisors may reasonably request. Except as otherwise required by law, the Purchaser and their respective officers, employees, agents and advisors (i) will use any such information solely for the purpose of due diligence review and for no other purpose, (ii) will maintain such information confidential, (iii) will not at any time or in any manner, directly or indirectly, disclose to any person any or all of such information (other than for the purpose of due diligence review, (iv) will not use for their benefit or the benefit of any third party any such information (other than benefits resulting from the consummation of the Mergers and (v) upon the termination of this Agreement and the Mergers will either (A) deliver to the party that originally provided it all such information, including originals or copies thereof, that are in the possession of such party or its officers, employees, agents and advisors or (B) certify to each such party that such information has been destroyed.

               12.2 Public Statements.  Neither the Companies nor the
                    -----------------
Stockholders, from and after the date of this Agreement shall, nor the Purchaser (in either case, an "Announcing Party"), from and after the date of this Agreement until the Effective Time shall make any public announcement or other disclosure concerning this Agreement or the Mergers without the prior consent of the other (the "Reviewing Party") as to form, content and timing; provided, however, that the consent of the Reviewing Party shall not be unreasonably withheld and, if upon advice of legal counsel, the Announcing Party determines that public announcement or disclosure is required by law or any securities exchange on which the Announcing Party's stock is listed and the Reviewing Party fails to give its consent in a timely manner (considering the circumstances),

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

the Announcing Party shall not be prohibited from disseminating and/or filing the public announcement or disclosure without obtaining such consent.

               12.3 S Corporation Earnings.
                    ----------------------

                    (a) The Companies' S Corporation earnings for the period from January 1, 1997 through but not including the Closing Date (the "Estimated Earnings"), to the extent not distributed prior to Closing and to the extent such distribution is not prohibited by the provisions of paragraph 47(c) of APB Opinion No. 16, shall be distributed by the Companies to the Stockholders immediately prior to the date of the Estimated Balance Sheets. To the extent the distribution of any portion of the Estimated Earnings or Actual Earnings (as defined in paragraph (c) below is prohibited by the provisions of paragraph 47(c) of APB Opinion No. 16, such portions of the Estimated Earnings and Actual Earnings shall be treated as "Other Loans" and distributed to the Stockholders as provided in Section 12.4 of this Agreement.

                    (b) In order to apportion the Companies' 1997 earnings between the Stockholders and the Purchaser, the Actual Earnings shall be allocated to the Stockholders and the Companies' earnings for the period beginning on the Closing Date and ending on December 31, 1997 shall be allocated to the Purchaser. For tax and accounting purposes, such apportionment of earnings shall be determined under the closing of the books method consistent with Code Sections 1362(e)(3) and 1362(e)(6)(D) and the Regulations thereunder. The Stockholders, the Companies and the Purchaser shall take all action necessary to make the election to have the closing of the books method apply and shall timely file such elections and reports, including the election required under Regulation Section 1.1362-6(a)(5), to effectuate the use of the closing of the books method.

                    (c) No later than 45 days after the Closing Date, the Purchaser shall deliver to the Stockholders a written calculation (the "Calculation") of the actual amount of the undistributed portion of the earnings for each of the Companies through but not including the Closing Date (the "Actual Earnings"). In the event the Stockholders do not accept the Calculation as accurate, the Stockholders shall notify the Purchaser of the non-acceptance of the Calculation in writing within 20 days after receipt of the Calculation and shall not deposit the certified checks (or make payment to the Purchaser, as the case may be) and neither the Stockholders nor the Purchaser shall sign the releases as provided in Section 12.3(d) or (e) until the correct amount of the Calculation is agreed upon or finally determined. The Stockholders and the Purchaser shall promptly attempt to reach agreement on the correct amount of the Calculation, but in the event the Stockholders and the Purchaser cannot reach agreement, the accountants for the Stockholders and the Purchaser shall determine, by mutual agreement, the correct amount of the Calculation. The accountants' determination shall be binding on the Stockholders and the Purchaser. The Stockholders and the Purchaser shall instruct their accountants to use their best efforts to determine the correct amount of the Calculation as soon as reasonably possible. Thereafter, the amounts shall be paid and the releases signed as provided in Section 12.3(d) and (e), as the case may be.

                    (d) To the extent the Actual Earnings exceed the previously Estimated Earnings, the Purchaser shall pay such excess amount to the Stockholders, pro rata, by certified check delivered to the Stockholders with the Purchaser's calculation; provided, however, any payment required to be made by the Purchaser hereunder shall not be due and payable unless and until the Stockholders shall have executed and delivered to the Purchaser a release relating to the Purchaser's obligations under this Section 12.3, in form and substance reasonably acceptable to counsel for the Purchaser.

                    (e) To the extent the Estimated Earnings distributed pursuant to Section 12.3(a) exceed the Actual Earnings, each of the Stockholders agrees to pay to the Purchaser, by certified check, within 5 business days after receipt of the Calculation, his pro rata portion of the amount by which the Estimated Earnings exceeded the Actual Earnings; provided, however, any payment required to be made by the Stockholders hereunder shall not be due and payable unless and until the Purchaser shall have executed and delivered to the Stockholders a release relating to the Stockholders' obligations under this
Section 12.3, in form and substance reasonably acceptable to counsel for the Stockholders.

               12.4 Repayment of Other Loans.  The Stockholders and the
                    ------------------------
Purchaser agree that, from and after the Mergers, the Purchaser shall have the obligation to repay all or any portion of any of the Other Loans within 30 days after the end of each calendar quarter, but shall be required to pay only such amount as is equal to 50% of the net income from the Educational Contracts for that calendar quarter (after adding back depreciation relating to the Education Contracts that the Purchaser recognized in its financial statements for that quarter).

               12.5 Lease.  Immediately after the Effective Time, the
                    -----
Purchaser and the Stockholders, through ICST Realty Company (the "Partnership") shall enter into a Lease for the premises located at 377 Danforth Street, Jersey City, New Jersey (the "Building") having an initial term of one year and two options to renew, each for an additional five-year term (provided notice to renew is given to the Partnership on or before six (6) months prior to the expiration of the current term) (the "Lease"). The Lease shall contain such clauses, covenants and obligations as are normal and customary for similar office space in Jersey City, New Jersey. The Lease shall also provide for rent to be paid during the initial term at the rate currently being paid by the Purchaser with reasonably market increases during the second five-year extension, if exercised. Unless otherwise agreed, the Purchaser shall be responsible for all maintenance and utility charges and real estate taxes currently being paid by the Companies for ,the Building, In addition, each of the Stockholders agrees, in his capacity as partner of the Partnership, to prevent the Partnership from transferring any title to the Building unless such transferee shall assume the terms and conditions of the Lease.

13. CONFIDENTIALITY. After the date hereof, each party hereto will hold in confidence and not reveal to any third parties any knowledge or information of a confidential nature with respect to the business, products, know-how and methods of operation of each of the other parties hereto, and will not disclose, publish or make use of the same, provided, however, that the foregoing shall not be applicable to any disclosure or use of confidential information or knowledge that can be demonstrated to have (i) been publicly known prior to the date of this Agreement, (ii) become known by publication or otherwise not due to the unauthorized act or omission on the part of the recipient, or (iii) been supplied to the recipient by a third party without violation of the rights of any of the parties to this Agreement or any other party's rights. The parties agree that the remedy at law for any breach by the Stockholders of this Section 14 shall be inadequate and that the aggrieved party shall be entitled to injunctive relief in addition to any other remedy.

14. EXPENSES. Each party to this Agreement shall pay all of its expenses relating hereto, including fees and disbursements of its counsel, accountants and financial advisors, whether or not the transactions hereunder are consummated. It is expressly understood that the Stockholders may require the Companies (but only to the extent such expenses are accounted for or reserved against in the Estimated Balance Sheets), but not cause the Purchaser, to bear the fees and other expenses of counsel and financial advisors to each of the Companies and the Stockholders or other types of fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Stockholders will not cause the Purchaser to bear the cost of furnishing the Audited Financial Statements, Unaudited Financial Statements and Estimated Balance Sheets referred to in Sections 2.4 and 5.2.

15. NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and,
          (a)  if to the Purchaser, shall be addressed to:
               B. Lee McGee
               Sylvan Learning Systems, Inc.
               1000 Lancaster Street
               Baltimore, Maryland 21202
          with a copy to:
               Richard C. Tilghman, Jr., Esquire
               Piper & Marbury L.L.P.
               36 South Charles Street
               Baltimore, Maryland  21201
          (b) if to the Companies or the Stockholders, shall be addressed to the Stockholders:

               c/o Independent Child Study Teams, Inc.
               377 Danforth Avenue
               Jersey City, New Jersey  07305

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

          with a copy to each of:
               Anthony O'Donnell
               100 Mendham Road
               Gladstone, NY 07934
               Harold Scholl
               c/o Lester J. Tanner, Esq.
               Tanner Propp, LLP
               99 Park Avenue
               New York, NY 10016
               G. Robert Marcus, Esq.
               Norris, McLaughin & Marcus
               721 Route 202-206
               P.O. Box 1018
               Somerville, NY 08876-1018

All such notices, requests, demands or communications shall be mailed postage prepaid, certified mail, return receipt requested, or by overnight delivery or delivered personally, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the other.

17.  TERMINATION; EXTENSION; WAIVER

               17.1 Termination.  This Agreement may be terminated at any time
                    -----------
prior to the Closing by written notice by the terminating party to the other party):

                    (a) by mutual written consent of the Purchaser and the Stockholders; or

                    (b) by either the Purchaser or the Companies and the Stockholders if the Child Study Merger and the I-R Merger shall not have been consummated by July 31, 1997; or

                    (c) by either the Purchaser or the Companies and the Stockholders, if a court of competent jurisdiction or other governmental entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting either of the Mergers; or

                    (d) by the Purchaser or the Companies and the Stockholders, as the case may be, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other parties set forth in this Agreement, which breach shall not have been cured prior to the Closing Date;

               17.2 Effect of Termination.  In the event of termination of this
                    ---------------------
Agreement as provided in Section 17.1, this Agreement shall immediately become void and there shall be no

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

liability or obligation on the part of the Stockholders or the Purchaser or the Companies or their respective officers, directors, stockholders or affiliates, except as set forth in Section 17.3 and further except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement, as to which all legal and equitable remedies of the party adversely affected shall survive and be enforceable;

               17.3 Fees and Expenses.  Subject to the provisions of Section
                    -----------------
14 above, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

               17.4 Extension; Waiver.  At any time prior to the Closing, each
                    -----------------
party all hereto may but shall not be required to (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and the failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights absent such instrument in writing.

18. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered hereunder, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

19. GENERAL. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. This Agreement may not be assigned by any party hereto. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

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

IN WITNESS WHEREOF, the Purchaser, each of the Companies and the Stockholders have caused this Agreement to be duly executed and their respective seals to be hereunto affixed as of the date first above written.

WITNESS:                         SYLVAN LEARNING SYSTEMS, INC.


__________________________       By: /s/_________________________________



WITNESS:                         INDEPENDENT CHILD STUDY TEAMS, INC.


__________________________       By: /s/_________________________________

WITNESS:                         I-R, INC.


__________________________       By: /s/_________________________________



WITNESS:                         STOCKHOLDERS:


___________________________      /s/ ____________________________________(Seal)
                                 Anthony O'Donnell



___________________________      /s/ ____________________________________(Seal)
                                 Harold Scholl

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